UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2018
Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate    by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2018, Shiloh Holdings Netherlands B.V. ("Shiloh Netherlands"), a wholly-owned subsidiary of Shiloh Industries, Inc., entered into two Sale and Purchase Agreements (the "Agreements") with Brabant Alucast Services B.V., a limited liability company organized under the laws of The Netherlands ("Seller"), to acquire all of the issued and outstanding capital of each of Brabant Alucast Italy Site Verres S.r.l., a limited liability company organized under the laws of Italy, and Brabant Alucast The Netherlands Site Oss B.V, a limited liability company organized under the laws of the Netherlands ("Brabant Entities"). Shiloh Netherlands will purchase the Brabant Entities for an aggregate purchase price of EUR 52,949,000, subject to certain adjustments and holdbacks.

The obligations of the parties to consummate the transactions contemplated by the Agreements are subject to certain customary closing conditions. Under the Agreements, the Seller is obligated to operate the facilities owned by the Brabant Entities (the "Brabant Facilities") in the ordinary course and in a prudent and customary manner between February 1, 2018 and the Completion Date (as defined below). The acquisition is expected to be completed on the fifth business day following the date on which all conditions precedent in each of the Agreements are met ("Completion Date"), however, if certain conditions precedent are not met by June 30, 2018 each of the Agreements will automatically terminate pursuant to the terms of the Agreements. The parties are targeting a Completion Date of February 28, 2018.

Each of the Agreements includes special indemnities afforded to Shiloh Netherlands on a EUR per EUR basis with respect to any losses suffered in connection with such special indemnities detailed therein. Additionally, each of the parties is subject to a non-solicitation covenant relating to senior and key directors, officers and employees, amongst others, of the other party for a period of two years following the Completion Date.

Item 8.01. Other Events

On February 7, 2018, Shiloh Industries, Inc. issued a press release announcing the execution of the Agreements, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Shiloh Industries to Acquire Brabant Alucast Facilities in Verrés, Italy and Oss, Netherlands
(d) Exhibits.

99.1    Press Release issued by Shiloh Industries, Inc. on February 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	February 7, 2018	By:	/s/ W. Jay Potter Name: W. Jay Potter Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.        Description

99.1Press Release issued by Shiloh Industries, Inc. on February 7, 2018